UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2009

ROADSHIPS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141907	20-5034780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1451 West Cypress Creek Road,
Suite 300, Fort Lauderdale, FL 33309
Ph: (954) 302-8652   Fax: (954) 302-8694
www.roadships.us

Registrant’s telephone number, including area code: 954-302-8652

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ROADSHIPS HOLDINGS, INC.

CURRENT REPORT ON FORM 8-K

TABLE OF CONTENTS

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
Signatures

Item 8.01                      Other Events

As of June 15, 2009, the Board of Directors of Roadships Holdings, Inc. (the “Registrant” or the “Company”) announced that it has approved a forward split of the Company’s Common Stock.

The stock split will be effected through a stock dividend entitling each shareowner of record to receive 1.97576614 additional shares of common stock for every one share owned. Additional shares issued as a result of the stock dividend will be distributed to shareowners of record at the close of business on June 15, 2009. Shareowners do not need to exchange existing stock certificates.

The Registrant currently has 53,750,000 issued and outstanding shares of common stock that trade under the symbol "RDSH".

Item 9.01         Financial Statements and Exhibits

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 15, 2009                                                                                                Roadships Holdings, Inc.

                                                                                    By: /s/ Micheal Nugent
Micheal Nugent
Chief Executive Officer

By: /s/ Robert Smith
Robert Smith
Corporate Secretary